Exhibit 99.1

                           Levcor International, Inc.

                                 PRESS RELEASE
                                 -------------

New York - May 14, 2007 /PRNewswire-FirstCall/ -- Levcor International, Inc. (OTC BB: LEVC.OB) today announced the appointment of Gayle E. Decker as President of B. Blumenthal Division of Levcor International, Inc. He succeeds Edward F. Cooke who was formerly President of the Division and Chief Financial Officer of the Company. Mr. Cooke's duties as Chief Financial Officer of Levcor International will be assumed by Ms. Pramila Devi Shaheed.

These changes will be effective May 31, 2007.